UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

HARTMARX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8501	36-3217140
(Commission File Number)	(IRS Employer Identification No.)

101 North Wacker Drive
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 372-6300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on January 23, 2009, Hartmarx Corporation (the “Company”) and fifty of its wholly-owned United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois Eastern Division (the “Bankruptcy Court”).

In connection with the filing of the bankruptcy petitions, on January 26, 2009, the Bankruptcy Court granted interim approval of the Ratification and Amendment Agreement, effective as of January 23, 2009 (the “Ratification Agreement”), among the Company and Coppley Apparel Group Limited, the Company’s wholly-owned Canadian operating company (“Coppley Apparel Group”), as borrowers, certain of the Company’s subsidiaries, as guarantors (the “Subsidiary Guarantors”), Wachovia Capital Finance Corporation (Central), in its capacity as agent (the “Agent”), and the lenders party thereto, to ratify and amend the Company’s existing Loan and Security Agreement, dated as of August 30, 2002, as amended (the “Credit Facility”), to provide debtor-in-possession financing to the Company and its subsidiaries.

The Ratification Agreement remains subject to final approval by the Bankruptcy Court, which has scheduled a hearing for February 12, 2009 to consider final approval.

Under the Company’s Credit Facility as amended by the Ratification Agreement, the maximum commitment to lend has been reduced from $200 million to $160 million, of which a maximum of $150 million may be U.S. dollar loans (“U.S. Loans”) and $10 million may be Canadian dollar loans (“Canadian Loans”), subject to a borrowing base formula based on the Company’s level of eligible accounts receivable, eligible inventory, reserves, and, only with respect to U.S. Loans, certain intellectual property. To secure its obligations to the lenders under the Credit Facility as amended by the Ratification Agreement, the Company affirmed and granted to the lenders a security interest in and liens on substantially all of its pre-petition and post-petition assets, including both real and personal property. Borrowings under the Credit Facility as amended by the Ratification Agreement will accrue interest at the following rates: (i) as to all U.S. Loans, a rate of five and three-quarters (5.75%) percent in excess of the U.S. prime rate; and (ii) as to all Canadian Loans, a rate of five and three-quarters (5.75%) percent in excess of the Canadian prime rate.

The Ratification Agreement subjects the Company, Coppley Apparel Group and the Subsidiary Guarantors to certain additional obligations, including the delivery of all financial reports, schedules and other materials furnished by the Debtors to the Bankruptcy Court, as well as weekly delivery to the Agent of a rolling 13 week budget of the Company. In addition, certain covenants in the Credit Facility have been amended by the Ratification Agreement so as to be more restrictive, including limitations on the incurrence of indebtedness, sale of assets, making of investments and the payment of dividends. In addition, payment under the Credit Facility as amended by the Ratification Agreement may be accelerated following certain additional events of default including, but not limited to, (i) the conversion of any of the bankruptcy cases to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code; (ii) any event occurring after the commencement of the bankruptcy cases that would have a material adverse effect on the Company, Coppley Apparel Group or any Subsidiary Guarantor; (iii) the filing or confirmation of a plan of reorganization by the Company, Coppley Apparel Group or any Subsidiary Guarantor that does not provide for payment in full of the Company’s obligations under the Credit Facility as amended by the Ratification Agreement; (iv) the failure to adhere to an agreed-upon timetable with respect to the potential sale of all or substantially all of the assets of the Debtors; and (v) any deviation in aggregate collections, certain categories of disbursements and aggregate disbursements beyond ten (10%) percent of the amount set forth in the then applicable budget. Also, the Ratification Agreement replaces the adjusted net worth covenant in the Credit Facility with a minimum excess availability covenant, which requires the Company to maintain excess availability in an amount not less than the greater of (i) eighty-five (85%) percent of the amount of excess availability projected in the then applicable budget and (ii) $10 million.

The maturity date of the Credit Facility as amended by the Ratification Agreement is the earlier of: (i) July 1, 2009; (ii) confirmation of a plan of reorganization for any Debtor; (iii) the closing of any sale or sales of collateral that result in the payment in full of the Company’s obligations under the Credit Facility as amended by the Ratification Agreement; or (iv) the last termination date set forth in the interim or permanent financing order of the Bankruptcy Court.

A copy of the Ratification Agreement is hereby incorporated by reference herein and attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above with respect to the Ratification Agreement is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, the Bankruptcy Court confirmed that the Company’s appointment of Michael Buenzow as Chief Restructuring Officer (“CRO”) of the Company, effective as of the filing of the bankruptcy petitions, did not require a separate written order of the Bankruptcy Court. Mr. Buenzow, age 44, is a Senior Managing Director and Midwest Region Leader of FTI Consulting, Inc.’s (“FTI”) Corporate Finance & Restructuring practice. His experience includes serving as Chief Executive Officer of several companies including: WCI Steel, Inc., Bush Industries, Inc. and Huffy Corporation. He has also served as Chief Restructuring Officer of Heating Oil Partners, LP and Wickes Furniture Company.

Mr. Buenzow earned an MBA from the University of Notre Dame and a BBA from Niagara University. He is a Certified Turnaround Professional, a Certified Insolvency and Restructuring Advisor and is a member of the Board of Directors of Huffy Corporation and HOP Energy, LLC.

Mr. Buenzow will provide services as CRO pursuant to a letter of engagement (the “Letter Agreement”) between the Company and FTI, under which FTI is to provide, among other things, interim management services to the Company during its restructuring process. In serving as CRO, Mr. Buenzow will be employed and compensated by FTI and will not receive compensation directly from the Company or participate in the Company’s employee benefits plans. Under the terms of the Letter Agreement, the Company will compensate FTI for Mr. Buenzow’s services at a rate of $825 per hour, will indemnify Mr. Buenzow to the extent of the most favourable indemnities provided by the Company to any of its directors or officers and will cause Mr. Buenzow to be covered by the Company’s directors’ and officers’ insurance.

In addition to receiving fees for Mr. Buenzow’s services, under the Letter Agreement, FTI will be entitled to compensation at specified hourly rates for the services of other temporary staff that it supplies to the Company and potential contingent performance fees of (i) $900,000 if the Company confirms a plan of reorganization and the Company determines that the CRO and FTI were instrumental in effectuating the development of the plan of reorganization and (ii) $300,000 for coordinating, negotiating and managing the sale of the Company’s assets to liquidation buyers in the event the Company is not reorganized as a stand alone Company or if substantially all of the Company’s assets are not sold to a strategic or financial buyer. Such potential contingent performance fees shall be subject to any approval of the Bankruptcy Court that may be required. The Letter Agreement is subject to termination at any time by written notice by one party to the other, subject to FTI’s continuing entitlement to fees and expenses as specified in the Letter Agreement.

A copy of the Letter Agreement is hereby incorporated by reference herein and is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Ratification and Amendment Agreement, dated as of January 23, 2009, among Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders party thereto, the parties thereto as lenders, Hartmarx Corporation, as debtor and debtor-in-possession and as borrower, Coppley Apparel Group Limited, as borrower, and each of the companies party thereto, as debtor and debtor-in-possession and as guarantors

10.2	Letter Agreement, dated January 21, 2009, between FTI Consulting, Inc. and Hartmarx Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMARX CORPORATION

/s/ Taras R. Proczko
Taras R. Proczko
Senior Vice President

Dated: January 30, 2009

EXHIBIT LIST

Exhibit No.	Description

10.1
Ratification and Amendment Agreement, dated as of January 23, 2009, among Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders party thereto, the parties thereto as lenders, Hartmarx Corporation, as debtor and debtor-in-possession and as borrower, Coppley Apparel Group Limited, as borrower, and each of the companies party thereto, as debtor and debtor-in-possession and as guarantors

10.2	Letter Agreement, dated January 21, 2009, between FTI Consulting, Inc. and Hartmarx Corporation